UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	91-0864123 (I.R.S. Employer Identification No.)

6645 185th Ave NE, Suite 100, Redmond, Washington 98052 (Address of principal executive offices) (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights Pursuant to Rights Agreement
(Title of Class)

Item 1.                                Description of Registrant’s Securities to be Registered.

Data I/O Corporation (the “Company”) supplements (i) Item 1 of the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 13, 1998 (the “Registration Statement”), relating to the Rights Agreement between the Company and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.) (the “Rights Agent”), dated as of April 4, 1998 (the “Rights Agreement”), (ii) Item 1 of the amendment to the Registration Statement on Form 8-A/A filed by the Company with the SEC on February 12, 1999 (the “Amendment No. 1 to the Registration Statement”), relating to Amendment No. 1 to the Rights Agreement between the Company and the Rights Agent, dated as of February 10, 1999 (“Amendment No. 1”) and (iii) Item 1 of the amendment to the Registration Statement on Form 8-A/A filed by the Company with the SEC on April 4, 2008 (the “Amendment No. 2 to the Registration Statement”), relating to Amendment No. 2 to the Rights Agreement between the Company and the Rights Agent, dated as of April 3, 2008 (“Amendment No. 2”) to reflect the following developments with respect to its Preferred Share Purchase Rights. The Registration Statement on Form 8-A, Amendment No. 1 to the Registration Statement on Form 8-A/A and Amendment No. 2 to the Registration Statement on Form 8-A/A are incorporated herein by reference.

 Effective July 13, 2016, the Company amended the Rights Agreement (“Amendment No. 3”) by amending the definition of “Acquiring Person”, as further detailed in Amendment No. 3.

 The Rights Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 are filed as exhibits to this Registration Statement and incorporated herein by reference. The foregoing description of the Preferred Share Purchase Rights, Amendment No. 1, Amendment No. 2 and Amendment No. 3 is qualified in its entirety by reference to the Rights Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3.

Item 2.                                Exhibits.

Exhibit Number	Description of Document

4.1
Rights Agreement, dated as of April 4, 1998, between Data I/O Corporation and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.), which includes: as Exhibit A thereto, the Form of Right Certificate; and, as Exhibit B thereto, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 4.1 of Data I/O Corporation’s Form 8-A Registration Statement as filed on March 13, 1998).

4.2
Amendment No. 1 to Rights Agreement, dated as of February 10, 1999, between Data I/O Corporation and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.1 of Data I/O Corporation’s Form 8-A/A Amendment to the Registration Statement as filed on February 12, 1999).

4.3
Amendment No. 2 to Rights Agreement, dated as of April 3, 2008, between Data I/O Corporation and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.3 of Data I/O Corporation's Form 8-K as filed on April 4, 2008).

4.4
Amendment No. 3 to Rights Agreement, dated as of July 13, 2016, between Data I/O Corporation and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.4 of Data I/O Corporation’s Form 8-K as filed on July 14, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Data I/O Corporation

Date: July 14, 2016	By:	/s/ Joel S. Hatlen
Joel S. Hatlen
Vice President, Chief Financial Officer

2

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1
Rights Agreement, dated as of April 4, 1998, between Data I/O Corporation and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.), which includes: as Exhibit A thereto, the Form of Right Certificate; and, as Exhibit B thereto, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 4.1 of Data I/O Corporation’s Form 8-A Registration Statement as filed on March 13, 1998).

4.2
Amendment No. 1 to Rights Agreement, dated as of February 10, 1999, between Data I/O Corporation and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.1 of Data I/O Corporation’s Form 8-A/A Amendment to the Registration Statement as filed on February 12, 1999).

4.3
Amendment No. 2 to Rights Agreement, dated as of April 3, 2008, between Data I/O Corporation and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.3 of Data I/O Corporation's Form 8-K as filed on April 4, 2008).

4.4
Amendment No. 3 to Rights Agreement, dated as of July 13, 2016, between Data I/O Corporation and Computershare Inc. (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.4 of Data I/O Corporation’s Form 8-K as filed on July 14, 2016).